Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-167189 and Amendment No. 1 to Registration Statement No. 333-150239 on Form S-3 and Registration Statement 333-156084 on Form S-8 of our report dated March 15, 2010, relating to the financial statements of Cameron Highway Oil Pipeline Company as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, appearing in this Current Report on Form 8-K of Genesis Energy, L.P. dated February 7, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas
February 7, 2011